Exhibit 10.1
INTERCREDITOR AGREEMENT
Dated as of
October 20, 2009
Among
HERCULES OFFSHORE, INC.,
THE SUBSIDIARIES PARTY HERETO AS GUARANTORS,
UBS AG, STAMFORD BRANCH,
as Bank Collateral Agent,
U.S. BANK NATIONAL ASSOCIATION,
as Notes Collateral Agent,
and
each additional Authorized Representative from time to time party hereto

          INTERCREDITOR AGREEMENT (as amended, restated or otherwise modified from time to time, this “Agreement”) dated as of October 20, 2009, among HERCULES OFFSHORE, INC., a Delaware corporation (“Hercules”), each Subsidiary of Hercules listed on the signature pages hereto or which becomes a party hereto (each such Subsidiary, individually a “Subsidiary Guarantor”, and collectively, the “Subsidiary Guarantors”), UBS AG, STAMFORD BRANCH, as Authorized Representative for the Senior Loan Secured Parties (in such capacity and together with its successors in such capacity, the “Bank Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, as Authorized Representative and Senior Representative for the Notes Secured Parties (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”), and each additional Senior Representative from time to time party hereto for the Additional Senior Debt Parties of the Series with respect to which it is acting in such capacity.
          In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank Collateral Agent (for itself and on behalf of the Senior Loan Secured Parties), the Notes Collateral Agent (for itself and on behalf of the Notes Secured Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties of the applicable Series) agree as follows:
ARTICLE I
Definitions
          SECTION 1.01 Construction; Certain Defined Terms.
          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement and (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          (b) It is the intention of the Senior Secured Parties that:

          (1) the Notes Secured Parties (and not the Senior Secured Parties of any Series of Senior Obligations) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Note Obligations are unenforceable under applicable law or are subordinated to any other obligations (other than to solely a Series of Senior Obligations), (y) any of the Note Obligations do not have an enforceable security interest in any of the Collateral securing any Series of Senior Obligations, including, without limitation, pursuant to any preference or fraudulent conveyance or transfer action and/or (z) any intervening security interest exists securing any other obligations (other than a Series of Senior Obligations) on a basis ranking prior to the security interest of the Note Obligations but junior to the security interest of any Series of Senior Obligations or (ii) the existence of any Collateral for the Note Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to the Note Obligations, a “Notes Obligations Impairment”); and
          (2) the holders of Senior Obligations of each Series (and not the Notes Secured Parties or the Senior Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Senior Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than to solely to the Note Obligations or another Series of Senior Obligations), (y) any of the Senior Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Senior Obligations or the Note Obligations, including, without limitation, pursuant to any preference or fraudulent conveyance or transfer action and/or (z) any intervening security interest exists securing any other obligations (other than the Note Obligations or another Series of Senior Obligations) on a basis ranking prior to the security interest of such Series of Senior Obligations but junior to the security interest of the Note Obligations or any other Series of Senior Obligations or (ii) the existence of any Collateral for the Note Obligations or any other Series of Senior Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Senior Obligations, a “Senior Obligation Impairment” and together with a Notes Obligations Impairment, an “Impairment”).
          (3) In the event of any Impairment with respect to the Note Obligations or any Series of Senior Obligations, the results of such Impairment shall be borne solely by the Notes Secured Parties or the holders of such Series of Senior Obligations subject to such Impairment, and the rights of the Notes Secured Parties or the holders of such Series of Senior Obligations (including, without limitation, the right to receive distributions in respect of the Note Obligations or such Series of Senior Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the Notes Secured Parties or the holders of the Series of such Senior Obligations subject to such Impairment. Additionally, in the event the Note Obligations or the Senior Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to the Note Obligations or Note Documents or the Senior Obligations or the Senior Debt Documents governing such Senior Obligations, as the case may be, shall refer to such obligations or such documents as so modified.

          (c) Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Senior Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:
          “Additional Senior Debt” means any Indebtedness of Hercules (other than Indebtedness constituting Senior Loan Obligations or Note Obligations) or any Guarantor secured by the Collateral on a pari passu basis with the Senior Loan Obligations (but without regard to control of remedies); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior Debt Document and Note Document and (ii) the Authorized Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.02(c) hereof. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange thereof.
          “Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, collateral documents or other operative agreements evidencing or governing such Indebtedness, in each case, as amended, restated, Refinanced or otherwise modified from time to time.
          “Additional Senior Debt Facility” means each indenture or other governing agreement with respect to any Additional Senior Debt, as amended, restated, Refinanced or otherwise modified from time to time.
          “Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.
          “Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by Hercules or any Obligor under any related Additional Senior Debt Documents, but shall not include the Obligors or any Affiliates thereof (unless such Obligor or Affiliate is a holder of such Indebtedness, a trustee or agent therefor or beneficiary of such an indemnification obligation named as such in an Additional Senior Debt Document).
          “Affiliate” of any Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with, the referent Person.
          “Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          “Applicable Collateral Documents” shall have the meaning assigned to such term in Section 4.03(a).
          “Authorized Representative” means (i) in the case of any Senior Loan Obligations or the Senior Loan Secured Parties, the Bank Collateral Agent, (ii) in the case of the Note Obligations or the Notes Secured Parties, the Notes Collateral Agent and (iii) in the case of any Series of Additional Senior Debt Obligations or Additional Senior Debt Parties that become subject to this Agreement after the date hereof, the Senior Representative named for such Series in the applicable Joinder Agreement.
          “Bank Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
          “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.
          “Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.
          “Bankruptcy Proceeding” means any proceeding under Title 11 of the U.S. Code or any other Federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
          “Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in New York City are authorized or required by law to close.
          “Collateral” means the “Collateral” or “Pledged Collateral” as defined in any Collateral Document, and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document securing the Note Obligations or any of the Senior Obligations.
          “Collateral Documents” means, collectively, the Notes Collateral Documents, the Senior Loan Collateral Documents and each of the security agreements and other instruments executed and delivered by any Obligor pursuant to the Senior Credit Agreement, the Indenture or Additional Senior Debt Facility for purposes of providing Collateral security or credit support for any Senior Obligation or Note Obligation (including, in each case, any schedules, exhibits or annexes thereto), as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Collateral Suspension” shall mean, with respect to the Note Obligations or any Series of Additional Senior Debt, the period during which the Liens granted on the Collateral pursuant to the Collateral Documents applicable to the Note Obligations or such Series are suspended or released in accordance with the terms of the Indenture or the Additional Senior Debt Facility applicable to such Series, as the case may be.
          “Comparable Collateral Documents” shall have the meaning assigned to such term in Section 2.04(c).

          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Controlling Agent” means, with respect to any Shared Collateral, (i) until the Senior Loan Obligations Payment Date, the Bank Collateral Agent and (ii) from and after the Senior Loan Obligations Payment Date, the Major Additional Senior Representative.
          “Controlling Secured Parties” means, with respect to any Shared Collateral, the Senior Secured Parties whose Senior Representative is the Controlling Agent for such Shared Collateral.
          “Credit Facilities” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Senior Credit Agreement) with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, letters of credit or other long-term Indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as such agreements may be amended, Refinanced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of Hercules as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements, any successor or replacement agreement or agreements or any indenture or successor or replacement indenture and whether by the same or any other agent, lender, group of lenders or investors.
          “Default” means a “Default” as defined in the Senior Credit Agreement, the Indenture or any Additional Senior Debt Facility, including any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default under the Indenture or such Additional Senior Debt Facility.
          “DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).
          “DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).
          “DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).
          “Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.
          “Event of Default” means an “Event of Default” as defined in the Senior Credit Agreement, the Indenture or any Additional Senior Debt Facility.

          “GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.
          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “Guarantee,” when used as a verb, and “Guaranteed” have correlative meanings.
          “Guarantor” means each Subsidiary Guarantor and each other Person that is required to, or at the election of Hercules does, become a guarantor by the terms of the Senior Debt Documents or the Note Documents, in each case, until such Person is released from its Guarantee in accordance with the terms of such Senior Debt Documents or Note Documents (subject to the terms of this Agreement).
          “Hedging Agreement” means any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.
          “Hercules” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
          “Impairment” shall have the meaning assigned to such term in Section 1.01(b)(2).
          “Indenture” means that certain Indenture dated as of October 20, 2009, among Hercules, the Subsidiary Guarantors identified therein and U.S. Bank National Association, as trustee and collateral agent.
          “Insolvency or Liquidation Proceeding” means:
          (a) any case commenced by or against Hercules or any Guarantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Hercules or any Guarantor, any receivership or assignment for the benefit of creditors relating to Hercules or any Guarantor or any similar case or proceeding relative to Hercules or any Guarantor or its creditors, as such, in each case whether or not voluntary; or

          (b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Hercules or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, except for any liquidation or dissolution permitted under the Senior Debt Documents and the Note Documents.
          “Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).
          “Joinder Agreement” means the documents required to be delivered by a Senior Representative to the Controlling Agent pursuant to Section 5.12 in order to establish an additional Series of Senior Obligations and Senior Secured Parties hereunder.
          “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.
          “Loans” means the loans made by the Lenders to Hercules pursuant to the Senior Credit Agreement.
          “Major Additional Senior Representative” means (i) if the Note Obligations represent the largest principal amount of Obligations secured by a Senior Lien as of the Senior Loan Obligations Payment Date, the Notes Collateral Agent and (ii) if the Note Obligations do not represent the largest principal amount of Obligations secured by a Senior Lien as of the Senior Loan Obligations Payment Date, the Senior Representative in respect of the Additional Senior Debt Facility under which the largest outstanding principal amount of Additional Senior Debt Obligations are then outstanding.
          “Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Senior Secured Parties that are not Controlling Secured Parties with respect to such Shared Collateral.
          “Note Documents” means the Indenture, the notes issued thereunder and the Notes Collateral Documents.
          “Note Obligations” means all Obligations of Hercules and the Guarantors under the Indenture, the notes issued thereunder and the Notes Collateral Documents. Note Obligations shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange thereof.
          “Notes Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.
          “Notes Collateral Documents” means the Notes Security Agreement, the Notes Ship Mortgages, the Notes Trademark Security Agreement, this Agreement and each other security document or pledge agreement executed by Hercules or any Guarantor and delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Note Obligations, in each case, as amended, restated or otherwise modified from time to time.

          “Notes Secured Parties” means the holders of any Note Obligations and the Notes Collateral Agent.
          “Notes Security Agreement” means that certain Security Agreement, dated as of October 20, 2009, among Hercules and the Guarantors party thereto and the Notes Collateral Agent for the benefit of the Notes Secured Parties, as amended, restated or otherwise modified from time to time.
          “Notes Ship Mortgages” means any of the preferred mortgages or preferred fleet mortgages of a vessel or vessels delivered by Hercules or Guarantor in favor of the Notes Collateral Agent, as mortgage trustee, for the benefit of the Notes Collateral Agent for the benefit of the Notes Secured Parties, as amended, restated or otherwise modified from time to time.
          “Notes Trademark Security Agreement” means the Trademark Security Agreement dated as of October 20, 2009, by and among the Notes Collateral Agent, Hercules, Cliffs Drilling Company and the other grantors party thereto, as amended, restated or otherwise modified from time to time.
          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Obligors” means Hercules, the Subsidiary Guarantors and any other Person who is liable for any of the Senior Obligations or the Note Obligations.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Possessory Collateral” means (a) any Shared Collateral in the possession of the Controlling Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction, (b) any rights to receive payments under any insurance policy that constitute Shared Collateral and with respect to which the Controlling Agent (or any of its agents) is named as a loss payee and/or (c) any other Shared Collateral (such as motor vehicles) with respect to which a secured party must be listed on a certificate of title in order to perfect a Lien thereon. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Controlling Agent under the terms of the Applicable Collateral Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the UCC.
          “Proceeds” shall have the meaning assigned to such term in Section 2.01(a).
          “Reduction” means, when applied to any Senior Facility, (a) the permanent repayment of outstanding loans under such Senior Facility, (b) the permanent reduction of outstanding lending commitments under such Senior Facility or (c) the permanent cash collateralization of outstanding letters of credit under such Senior Facility (together with the termination of any lending commitments utilized by such letters of credit).

          “Reduction Event” means any Asset Sale or Casualty Event.
          “Refinance” means, with respect to any issuance of indebtedness, to replace, renew, extend, refinance, repay, refund, repurchase, redeem, defease or retire, or to issue Indebtedness in exchange or as a replacement therefor, including any successive Refinancing. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.
          “SEC” means the United States Securities and Exchange Commission and any successor agency thereto.
          “Security Agreement” means (a) with respect to the Senior Loan Obligations, the Senior Loan Security Agreement, (b) with respect to the Note Obligations, the Notes Security Agreement, and (c) with respect to any Series of Additional Senior Debt, the security agreement, by and among Hercules, the Guarantors party thereto and the Senior Representative in respect of such Series of Additional Senior Debt, in each case, as may be amended, modified or supplemented from time to time.
          “Senior Class Debt” shall have the meaning assigned to such term in Section 5.12.
          “Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.12.
          “Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.12.
          “Senior Credit Agreement” means the Credit Agreement, dated as of July 11, 2007, as amended, restated or otherwise modified from time to time or Refinanced from time to time by one or more Credit Facilities that are secured by the Collateral on the same priority basis as the Senior Credit Agreement as in effect prior to such Refinancing, among Hercules, the Subsidiary Guarantors party thereto, the Senior Lenders, UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent, Deutsche Bank AG Cayman Islands Branch and Jefferies Financial LLC, as co-documentation agents, and UBS Loan Finance LLC, as swingline lender, and the other parties thereto. In the event the Senior Credit Agreement is Refinanced in part (and not in whole), and the Senior Credit Agreement in effect prior to such Refinancing (the “Existing Credit Agreement”) remains effective after the consummation of such Refinancing, (i) the Existing Credit Agreement shall constitute the “Senior Credit Agreement” and the Obligations of the Obligors in respect thereof shall constitute “Senior Loan Obligations” for all purposes of this Agreement, (ii) each of the Credit Facilities that are effectuated pursuant to such

Refinancing (other than the Existing Credit Agreement) shall be deemed to be an Additional Senior Debt Facility and the Obligations of the Obligors in respect thereof shall constitute “Additional Senior Debt Obligations” for all purposes of this Agreement and (iii) the Authorized Representative under the Existing Credit Agreement shall continue as the Bank Collateral Agent and the Controlling Agent until the occurrence of the Senior Loan Obligations Payment Date.
          “Senior Debt Documents” means (a) the Senior Loan Documents and (b) the Additional Senior Debt Documents.
          “Senior Facilities” means the Senior Credit Agreement and any Additional Senior Debt Facilities.
          “Senior Lender” means a “Lender” as defined in the Senior Credit Agreement.
          “Senior Lien” means the Liens on the Collateral in favor of the Senior Secured Parties under the Collateral Documents.
          “Senior Loan Collateral Documents” means the Senior Loan Security Agreement, the Senior Loan Ship Mortgages, the Senior Loan Trademark Security Agreement, this Agreement and each other security document or pledge agreement executed by Hercules or any Subsidiary Guarantor and delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Senior Loan Obligations, in each case, as amended, restated or otherwise modified from time to time.
          “Senior Loan Documents” means the Senior Credit Agreement, any promissory notes issued to any Senior Lender pursuant to the Senior Credit Agreement, the Senior Loan Collateral Documents and the other “Loan Documents” (as defined in the Senior Credit Agreement).
          “Senior Loan Obligations Payment Date” means the date on which (a) the Senior Loan Obligations have been paid in full in cash, (b) all lending commitments under the Senior Credit Agreement have been terminated and (c) there are no outstanding letters of credit issued under the Senior Credit Agreement other than such as have been fully cash collateralized under documents and arrangements satisfactory to the issuer of such letters of credit.
          “Senior Loan Obligations” means all Obligations of the Obligors under the Senior Credit Agreement, including (a) (i) obligations of Hercules and the Subsidiary Guarantors from time to time arising under or in respect of the due and punctual payment of (x) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the loans made under the Senior Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by Hercules and the Subsidiary Guarantors under the Senior Credit Agreement in respect of any letter of credit issued under the Senior Credit Agreement, when and as due, including payments in respect of reimbursement obligations, interest thereon and obligations to provide cash collateral and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Hercules and the Subsidiary Guarantors under the Senior Credit Agreement and the related loan documents, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of Hercules and the Subsidiary Guarantors or pursuant to the Senior Credit Agreement and the related loan documents, (b) the due and punctual payment and performance of all obligations of Hercules and the Subsidiary Guarantors under each Hedging Agreement entered into with any counterparty that is a Senior Loan Secured Party that was an agent or a lender or an Affiliate of an agent or a lender under the Senior Credit Agreement at the date such Hedging Agreement was entered into and (c) the due and punctual payment and performance of all obligations of Hercules and the Subsidiary Guarantors (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Senior Loan Secured Party that was an agent or a lender or an Affiliate of an agent or a lender under the Senior Credit Agreement at the date such Treasury Services Agreement was entered into.
          “Senior Loan Secured Parties” means, collectively, (a) the administrative agent, the collateral agent, each other agent, the lenders and the issuing bank, in each case, under the Senior Credit Agreement, (b) each counterparty to a Hedging Agreement or Treasury Services Agreement if at the date of entering into such Hedging Agreement or Treasury Services Agreement such person was an agent or a lender under the Senior Credit Agreement or an Affiliate of an agent or a lender under the Senior Credit Agreement, and (b) any other Secured Party (as defined in the Senior Credit Agreement), and the successors and permitted assigns of each of the foregoing.
          “Senior Loan Security Agreement” means Security Agreement, dated as of July 11, 2007, among Hercules and the Subsidiary Guarantors party thereto and the Bank Collateral Agent for the benefit of the Senior Loan Secured Parties, as amended, restated or otherwise modified from time to time.
          “Senior Loan Ship Mortgage” means any of the first preferred mortgages or first preferred fleet mortgages of a vessel or vessels delivered by Hercules or any Subsidiary Guarantor in favor of Wilmington Trust Company, as mortgage trustee, for the benefit of the Bank Collateral Agent on behalf of the Senior Loan Secured Parties, as amended, restated or otherwise modified from time to time.
          “Senior Loan Trademark Security Agreement” mean the Trademark Security Agreement dated as of July 11, 2007, by and among the Bank Collateral Agent, Hercules, Cliffs Drilling Company and the other grantors party thereto, as amended, restated or otherwise modified from time to time.
          “Senior Obligations” means the Senior Loan Obligations and any Additional Senior Debt Obligations.
          “Senior Representative” means (i) in respect of a Senior Facility, the trustee, administrative agent, collateral agent, security agent or similar agent under such Senior Facility, as the case may be, which Person shall also be the Authorized Representative for such Senior

Facility and each of their successors in such capacities and (ii) in respect of the Indenture, the Notes Collateral Agent.
          “Senior Secured Parties” means, collectively, (i) the Senior Loan Secured Parties, (ii) the Additional Senior Debt Parties of each Series of Senior Obligations for which a Collateral Suspension is not in effect and (iii) the Notes Secured Parties so long as a Collateral Suspension is not in effect with respect to the Note Obligations.
          “Series” means (a) with respect to any Senior Obligations, each of (i) the Senior Loan Obligations and (ii) the Additional Senior Debt Obligations incurred pursuant to any Additional Senior Debt Facility, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Senior Debt Obligations) and (b) with respect to the Senior Secured Parties holding Senior Obligations, each of (i) the Senior Loan Secured Parties (in their capacities as such) and (ii) the Additional Senior Debt Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Senior Debt Parties).
          “Shared Collateral” means, at any time, Collateral in which the Notes Collateral Agent (unless a Collateral Suspension is in effect) and the holders of one or more Series of Senior Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of Senior Obligations are outstanding at any time and the holders of fewer than all Series of Senior Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Senior Obligations the holders of which hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series of Senior Obligations the holders of which do not have a valid and perfected security interest in such Collateral at such time. Notwithstanding the foregoing, (i) all cash and cash equivalents held by the Senior Lenders, the administrative agent under the Senior Credit Agreement or the Bank Collateral Agent to cash collateralize letters of credit issued under the Senior Credit Agreement or all proceeds of an event (including, without limitation, a Reduction Event or issuance of Equity Interests or Indebtedness) requiring a Reduction of the Senior Facilities under the Senior Credit Agreement which are deposited into an escrow account in accordance with the terms of the Senior Credit Agreement and (ii) funds deposited for the discharge or defeasance of the Note Obligations or Additional Senior Debt Obligations permitted under the Note Documents and the Senior Debt Documents, shall not, in either case, constitute Shared Collateral.
          “Ship Mortgages” means the Senior Loan Ship Mortgages, the Notes Ship Mortgages and any other preferred mortgages or first preferred fleet mortgages of a vessel or vessels delivered by Hercules or any Subsidiary Guarantor in favor of Wilmington Trust Company, as mortgage trustee, securing Senior Obligations or in favor of the Notes Collateral Agent, as mortgage trustee, securing the Note Obligations, as the case may be.
          “Subsidiary” means, with respect to any person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with

GAAP as of such date, and (ii) any other corporation, limited liability company, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors or other governing body thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Hercules.
          “Subsidiary Guarantor” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
          “Treasury Services Agreement” means any agreement relating to commercial credit cards, stored value cards, treasury management services, depositary management services and cash management services (including controlled disbursement, automated clearinghouse transactions, return items, overdraft and interstate depository network services).
          “Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.
ARTICLE II
Priorities and Agreements with respect to Shared Collateral
          SECTION 2.01 Priority of Claims.
          (a) Anything contained herein or in any of the Senior Debt Documents or the Note Documents to the contrary notwithstanding (but subject to Sections 1.01(b) and 2.01(d) and (e)), if an Event of Default has occurred and is continuing, and the Controlling Agent or any Senior Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Proceeding of Hercules or any Subsidiary Guarantor or any Senior Secured Party receives any payment with respect to any Shared Collateral or the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Agent or any other Senior Secured Party in connection with the enforcement of any right it may have in respect of any Shared Collateral (or received by the Bank Collateral Agent or any other Senior Secured Party pursuant to any intercreditor agreement with respect to such Shared Collateral in connection with such enforcement), as applicable, the proceeds of any such distribution or payment (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall (subject, in the case of any such distribution or payment, to the final sentence of this Section 2.01(a)) be applied (A) FIRST, to the fees and expenses of, and reimbursements and indemnification owed to, the Controlling Agent under this Agreement and under the Senior Debt Documents or Note Documents, as applicable, to which it is a party that are unpaid as of the applicable date of receipt of such proceeds, and to any Senior Secured Party which has theretofore advanced or paid any such fees and expenses of, and reimbursements and indemnification owed to, the Controlling Agent in an amount equal to the amount thereof so advanced or paid by such Senior Secured Party, (B) SECOND, to the fees and expenses of, and reimbursements and indemnification owed to, the Bank Collateral Agent pursuant to the Senior

Credit Agreement that do not relate to the Collateral or the exercise of rights and remedies with respect to thereto (which would be the subject of clause FIRST above) and, unless a Collateral Suspension with respect to the Note Obligations or any Series of Additional Senior Debt is in effect, in which case the Authorized Representative of the Note Obligations or such Series, as the case may be, shall receive no amounts under this clause (B), to the Authorized Representative of the Note Obligations pursuant to the Note Documents and each Series of Additional Senior Debt pursuant to the Additional Senior Debt Facilities and the Applicable Collateral Documents, in each case, pro rata based on the amount of such fees, expenses, reimbursements and indemnification amounts, (C) THIRD, subject to Sections 1.01(b) and 2.01(d) and (e), to the payment of the Senior Obligations (including, without limitation, obligations to cash collateralize letters of credit) and the Note Obligations (unless a Collateral Suspension is in effect in respect of the Note Obligations or any Series of Senior Obligations, in which case the Note Obligations or the Series of Senior Obligations that is the subject of a Collateral Suspension, as the case may be, shall receive no amounts under this Clause (C)) then due and owing, pro rata based on the amount of Senior Obligations and the Note Obligations (unless a Collateral Suspension is in effect in respect of the Note Obligations or any Series of Senior Obligations, in which case the amount of Note Obligations or the Series of Senior Obligations that is the subject of a Collateral Suspension, as the case may be, shall be excluded for purposes of this Clause (C)) then due and owing (after giving effect to any payments previously made under this Section), and (D) FOURTH, to Hercules and the Subsidiary Guarantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Senior Secured Party) has a lien or security interest that is junior in priority to the security interest of the Note Obligations or any Series of Senior Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the Note Obligations or any other Series of Senior Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Note Obligations or the Series of Senior Obligations with respect to which such third party lien or security interest exists.
          (b) It is acknowledged that the Note Obligations and the Senior Obligations of any Series may, subject to the limitations set forth in the then extant Note Documents and Senior Debt Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Notes Secured Parties or the Senior Secured Parties of any Series.
          (c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Note Obligations or any Series of Senior Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law, the Note Documents or the Senior Debt Documents or any defect or deficiencies in the Liens securing the Note Obligations or the Senior Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Sections 1.01(b) and 2.01(d) and (e)), each Senior Secured Party hereby agrees that the Liens securing the Note Obligations and each Series of Senior Obligations on any Shared Collateral shall be pari passu and of equal priority.
          (d) Notwithstanding anything in this Agreement or the other Collateral Documents to the contrary, (i) (A) any cash or cash equivalents held by the Senior Lenders, the administrative agent under the Senior Credit Agreement or the Bank Collateral Agent to cash collateralize letters of credit issued under the Senior Credit Agreement or (ii) (B) any proceeds of any event requiring a Reduction of the Senior Facilities under the Senior Credit Agreement (including, without limitation, a Reduction Event or issuance of Equity Interests or Indebtedness) which are deposited into an escrow account in accordance with the terms of the Senior Credit Agreement will, in each case, be applied in the manner specified in the Senior Credit Agreement and (ii) funds deposited for the discharge or defeasance of the Note Obligations or any Additional Senior Debt Obligations permitted under the Note Documents and the Senior Debt Documents will be applied in the manner specified in the Note Documents or the Additional Senior Debt Document, as the case may be.
          (e) In the event that Hercules or any of its Subsidiaries shall at any time, or from time to time, receive any Net Cash Proceeds of any Reduction Event, an amount equal to such Net Cash Proceeds shall, in accordance with and to the extent required by the provisions of the Senior Credit Agreement, be applied to the Reduction of the Senior Facilities established under the Senior Credit Agreement. Net Cash Proceeds of a Reduction Event in excess of those applied in accordance with the foregoing provision of this paragraph shall, if required pursuant to the terms of the Notes Documents or any Additional Senior Debt Documents, be applied pro rata to the payment of the Note Obligations and the Senior Obligations (other than the Senior Loan Obligations) then outstanding in accordance with the terms of the Notes Documents or such Additional Senior Debt Documents.
          SECTION 2.02 Actions With Respect to Shared Collateral; Prohibition on Contesting Liens.
          (a) With respect to any Shared Collateral, (i) only the Controlling Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and shall have the right to instruct the Authorized Representatives of the Non-Controlling Secured Parties to act or refrain from acting with respect to the Shared Collateral, (ii) the Authorized Representatives of the Non-Controlling Secured Parties shall follow all instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any representative of the Controlling Agent (and shall not comply with instructions with respect to such Shared Collateral from any other Senior Secured Party (other than the Controlling Agent)) and (iii) no Authorized Representative of any Non-Controlling Secured Party or other Senior Secured Party (other than the Controlling Agent) shall, or shall have the right to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Collateral Document, applicable law or otherwise, it being agreed that only the Controlling Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Controlling Agent may deal with the Shared Collateral without regard to the equal priority Lien of the Non-Controlling Secured Parties on such Collateral. No Authorized Representative of any Non-Controlling Secured Party nor any Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Agent or Controlling Secured Party or any other exercise by the Controlling Agent or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Controlling Agent or Controlling Secured Party to do so. The foregoing shall not be construed to limit the rights and priorities of any Senior Secured Party, the Controlling Agent or any Authorized Representative with respect to any collateral not constituting Shared Collateral.
          (b) Each of the Authorized Representatives agrees that it will not accept any Lien on any assets and properties of the Obligors for the benefit of the Senior Secured Parties of any Series of Senior Obligations or the Notes Secured Parties (other than (i) Liens permitted under the Senior Debt Documents and the Note Documents, (ii) funds deposited for the discharge or defeasance of Note Obligations or any Additional Senior Debt Obligations permitted under the Note Documents and the Senior Debt Documents, (iii) cash or cash equivalents held by the Senior Lenders, the administrative agent under the Senior Credit Agreement or the Bank Collateral Agent to cash collateralize letters of credit under the Senior Credit Agreement or (iv) the proceeds of any event requiring a Reduction of the Senior Facilities established under the Senior Credit Agreement (including, without limitation, a Reduction Event or issuance of Equity Interests or Indebtedness) which are deposited into an escrow account in accordance with the terms of the Senior Credit Agreement) unless the Senior Secured Parties of each other Series (other than a Series for which a Collateral Suspension is then in effect) and the Notes Secured Parties (unless a Collateral Suspension is then in effect) are granted an equal priority Lien on such assets and properties. In connection with the acceptance of any Lien by any Authorized Representative on the assets or properties of the Obligors, such Authorized Representative shall be entitled to accept such Lien in reliance on a certificate of an authorized officer of Hercules stating that (x) such Lien is permitted under the Senior Debt Documents and the Note Documents and (y) acceptance of such Lien is permitted by the terms of this Agreement.
          (c) Each Authorized Representative on behalf of each Senior Secured Party represented by such Authorized Representative (and each such Senior Secured Party by its acceptance of the benefits of the Senior Debt Documents and the Note Documents) agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment, or enforceability of a Lien held by or on behalf of any of the Senior Secured Parties in all or any part of the Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Agent or any Authorized Representative to enforce this Agreement.
          SECTION 2.03 No Interference; Payment Over.
          (a) Each Senior Secured Party agrees that (i) it will not challenge in any proceeding the validity or enforceability of any Senior Obligations of any Series, the Note Obligations or any Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct any other Senior Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Agent or any other Senior Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Agent or any other Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Agent or any other Senior Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Agent or other Senior Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, and (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Agent or any other Senior Secured Party to enforce this Agreement.
          (b) Each Authorized Representative on behalf of each Senior Secured Party represented by such Authorized Representative (and each such Senior Secured Party by its acceptance of the benefits of the Senior Debt Documents and the Note Documents) hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral pursuant to any Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), then it shall hold such Shared Collateral, proceeds or payment in trust for the other Senior Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Controlling Agent, to be distributed in accordance with the provisions of Section 2.01.
          SECTION 2.04 Automatic Release of Liens; Amendments to Collateral Documents.
          (a) All Shared Collateral used, sold, transferred or otherwise disposed of in accordance with the terms of the Senior Debt Documents and the Note Documents, including any waiver or amendment of such Senior Debt Documents or Note Documents that is permitted by the other Senior Debt Documents and the Note Documents, will automatically be released from the Liens securing the Senior Obligations and the Note Obligations in order for such use, sale, transfer or other disposition may be made free of such Liens.
          (b) If, at any time the Controlling Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Notes Collateral Agent, for the benefit of the Notes Secured Parties, and Authorized Representatives, for the benefit of each Series of Senior Secured Parties, upon such Shared

Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.
          (c) Each Senior Secured Party agrees that the Controlling Agent may enter into any amendment, waiver or consent to any Collateral Document in respect of the Series of Senior Obligations or the Note Obligations for which it is the Authorized Representative, and such amendment, waiver or consent shall apply automatically to any comparable provision of the Collateral Documents of the Note Obligations and each other Series of Senior Obligations (the “Comparable Collateral Documents”) without the consent of the Authorized Representatives of the Note Obligations or any such other Series of Senior Obligations or the Notes Secured Parties or the holders of such other Series of Senior Obligations and without any action by such Authorized Representatives, such holders, Hercules or any other Obligor; provided that, (A) no such amendment, waiver or consent shall have the effect of (i) removing all or substantially all of the assets subject to the Lien of the Comparable Collateral Documents, (ii) imposing duties, obligations or liabilities on, or amending or waiving any indemnity or exculpatory provision existing for the benefit of, any such Authorized Representatives without its consent or (iii) permitting other Liens on the Shared Collateral not permitted under the terms of the Senior Debt Documents governing such Series of Senior Obligations, the Note Documents or this Agreement and (B) notice of such amendment, waiver or consent shall have been given to each such Authorized Representative (provided that the failure of any such notice to be given shall not (i) impair or affect the obligations of the Senior Secured Parties (other than the Controlling Agent and the Controlling Secured Parties) to the Controlling Agent, the other Authorized Representatives and the Controlling Secured Parties, the Controlling Agent’s and each Authorized Representative’s rights under this Agreement, the enforceability of this Agreement or any Liens created or granted under the Collateral Documents or (ii) limit or impair the effectiveness or effect of any such amendment, waiver or consent or the automatic application thereof to any comparable provision of the Comparable Collateral Document).
          (d) Each of the Authorized Representatives agrees to execute and deliver (at the sole cost and expense of Hercules and the Subsidiary Guarantors) all such documents, authorizations and other instruments and take such actions (and, by accepting the benefits of the Senior Debt Documents and the Note Documents, each of the Senior Secured Parties shall be deemed to have consented to and authorized its applicable Authorized Representative to execute and deliver any such document, authorization or instrument and take such actions) as shall reasonably be requested by the Controlling Agent to evidence, confirm and, to the extent necessary, effectuate any release of Shared Collateral or amendment, waiver or consent to any applicable Collateral Document provided for in this Section. No such document, authorization, or instrument shall impose on any such Authorized Representative duties, obligations or liabilities in addition to those set forth in the Collateral Documents, the Note Documents or the Senior Debt Documents, or amend or waive any indemnity or exculpatory provision existing for the benefit of any such Authorized Representative set forth in the Collateral Documents, the Note Documents or the Senior Debt Documents.
          (e) In no event shall the Lien of the Controlling Agent or the Controlling Secured Parties on the Shared Collateral be required to be released in the event that the Lien of the Note Obligations or any other Series of Senior Obligations is released (including as a result of a Collateral Suspension), except to the extent the release of the Lien of the Controlling Agent or the Controlling Secured Parties is expressly required under the terms of the Collateral Documents applicable to the Controlling Agent and the Controlling Secured Parties.
          SECTION 2.05 Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.
          (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Bankruptcy Proceeding by or against Hercules or any of its Subsidiaries.
          (b) If Hercules or any Subsidiary Guarantor shall become subject to a Bankruptcy Proceeding and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Senior Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Senior Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Note Obligations or the Senior Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Senior Secured Parties retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Senior Secured Parties (other than any Liens of the Senior Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Proceeding, (B) the Senior Secured Parties are granted Liens on any additional Collateral pledged to any Senior Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Senior Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Note Obligations or the Senior Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Senior Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the Notes Secured Parties and the Senior Secured Parties of any Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any collateral subject to Liens in favor of the Notes Secured Parties or the Senior Secured Parties of such Series or their respective Authorized Representatives, respectively, that shall not constitute Shared Collateral; and provided, further, that the Senior Secured Parties receiving adequate protection shall not object to any other Senior Secured Party receiving adequate protection comparable to any adequate protection granted to such Senior Secured Parties in connection with a DIP Financing or use of cash collateral.

          SECTION 2.06 Reinstatement. In the event that any of the Senior Obligations or the Note Obligations shall be paid in full in cash and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall, subject to the provisions of Section 1.01(b), be fully applicable thereto until all such Senior Obligations or Note Obligations, as the case may be, shall again have been paid in full in cash.
          SECTION 2.07 Insurance. As between the Senior Secured Parties, the Controlling Agent shall have the right, to the extent authorized by the applicable Security Agreement, to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.
          SECTION 2.08 Refinancings. The Senior Obligations of any Series or the Note Obligations may be increased, restated, supplemented, restructured, Refinanced or otherwise amended or modified from time to time, in whole or in part, with other Senior Obligations or Note Obligations (as the case may be), in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Senior Debt Document or Note Document) of any Senior Secured Party of any other Series or any Notes Secured Party, all without affecting the priorities provided for herein or the other provisions hereof; provided that if any such Refinancing Indebtedness is to be secured by the Shared Collateral, the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.
          SECTION 2.09 Controlling Agent as Agent for Perfection.
          (a) The Controlling Agent agrees to hold, maintain, control or be listed as a secured party on any certificate of title or as a loss payee with respect to any Shared Collateral constituting Possessory Collateral in its possession or control or with respect to which it is listed as a secured party or a loss payee (or in the possession or control of its agents or with respect to which its agent is listed as a secured party or loss payee) as agent for the benefit of each other Senior Secured Party and acknowledges that it holds and controls such Possessory Collateral in its possession or control on behalf of each other Senior Secured Party (and for each other Senior Secured Party’s benefit), in each case, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Controlling Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession or control, as agent for the benefit of each other Senior Secured Party and acknowledges that it holds and controls any such Possessory Collateral in its possession or control on behalf of each other Senior Secured Party (and for each other Senior Secured Party’s benefit), solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09.

          (b) The duties or responsibilities of the Controlling Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding, or being listed as a secured party or loss payee under, any Shared Collateral constituting Possessory Collateral as agent for the benefit of each other Senior Secured Party for purposes of perfecting the Lien held by such Senior Secured Parties therein.
          (c) In the event that the Senior Loan Obligations Payment Date shall have occurred, then, at the sole cost and expense of Hercules and the other Obligors, (i) the Bank Collateral Agent shall deliver any Shared Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents) to the Major Additional Senior Representative (and each Authorized Representative hereby agrees to accept such Possessory Collateral in the event that it is (or becomes) the Major Additional Senior Representative), and (ii) the Obligors, the Bank Collateral Agent and the Major Additional Senior Representative shall take such commercially reasonable actions as may be necessary to cause the Major Additional Senior Representative to be listed as a secured party or a loss payee in respect of any other Possessory Collateral with respect to which the Bank Collateral Agent (or its agents) is listed as secured party or loss payee; provided that until the completion of such delivery or listing the Bank Collateral Agent shall hold such Possessory Collateral as agent of the Major Additional Senior Representative solely for the purpose of perfecting the security interest granted in such Possessory Collateral.
          (d) In the event that the Person acting as the Controlling Agent is replaced or succeeded by another Person (as a result of the resignation by the Person acting as the Controlling Agent prior to giving effect to such replacement or succession (other than as a result of the occurrence the Senior Loan Obligations Payment Date)) (such Person, the “Existing Controlling Agent”), then, at the sole cost and expense of Hercules and the other Obligors, (i) the Existing Controlling Agent shall deliver any Shared Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents) to the replacement or successor Controlling Agent (the “Successor Controlling Agent”), and (ii) the Obligors, the Existing Collateral Agent and the Successor Controlling Agent shall take such commercially reasonable actions as may be necessary to cause the Successor Controlling Agent to be listed as a secured party or a loss payee in respect of any other Possessory Collateral with respect to which the Existing Controlling Agent (or its agents) is listed as secured party or loss payee; provided that until the completion of such delivery or listing the Existing Controlling Agent shall hold such Possessory Collateral as nominee of the Successor Controlling Agent.
ARTICLE III
Existence and Amounts of Liens and Obligations
          Whenever the Controlling Agent or any other Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Obligations of any Series or any Note Obligations, or the Shared Collateral subject to any Lien securing the Senior Obligations of any Series or the Note Obligations, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of, and in reliance on any statement or representation made on or in respect of, the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Controlling Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of Hercules. The Controlling Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any information furnished to it or any determination made by it in accordance with this Article III (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to Hercules, any Subsidiary Guarantor, any Senior Secured Party or any other Person as a result of such determination. In the event that the Controlling Agent shall receive notice that any Person shall have asserted an adverse claim in respect of any Lien on the Shared Collateral of any Senior Secured Party or the proceeds or other amounts received or receivable in respect of the Shared Collateral, the Controlling Agent may (i) suspend disbursement of such proceeds or other amounts (and deposit such proceeds or other amounts into an account of the Controlling Agent), without any liability to Hercules, any Subsidiary Guarantor, any Senior Secured Party or any other Person, until the Controlling Agent shall have received an appropriate court order or other assurances reasonably acceptable to the Controlling Agent in its sole discretion that establishes that such proceeds or other amounts may be disbursed in accordance with this Agreement and/or (ii) interplead such proceeds or other amounts as permitted by applicable law.
ARTICLE IV
The Controlling Agent
          SECTION 4.01 Appointment and Authority.
          (a) Each Senior Representative (other than the Bank Collateral Agent), on behalf of the Senior Secured Parties represented by it, hereby irrevocably appoints the Bank Collateral Agent (and any successor thereto as Controlling Agent pursuant to the definition of the term “Controlling Agent”) to act on its behalf as the Controlling Agent hereunder and under the Collateral Documents and authorizes the Controlling Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Agent by the terms hereof, including for purposes of acquiring, holding and enforcing any and all Liens on Shared Collateral granted by Hercules and any Subsidiary Guarantor to secure any of the Senior Obligations and Note Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Agent and any agents, sub-agents, attorneys-in-fact appointed by the Controlling Agent or other Persons (including, without limitation, Wilmington Trust Company, as mortgage trustee) acting on behalf or for the benefit of the Controlling Agent in respect of any Shared Collateral pursuant to Section 4.05 or under the Collateral Documents to which it is a party for purposes of holding or enforcing any Lien on the Shared Collateral (or any portion thereof) granted under any of the Collateral Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV and Article IX of the Senior Credit Agreement and the equivalent provision of the Indenture or any Additional Senior Debt Facility (as though such agents, sub-agents and attorneys-in-fact were the “Controlling Agent” under the Collateral Documents) as if set forth in full herein with respect thereto.

          (b) Upon execution and delivery of an instrument substantially in the form of Annex 2 by an additional Senior Class Debt Representative in accordance with Section 5.12, each then-existing Senior Class Debt Representative (the “Existing Debt Representatives”) hereby authorizes and directs the Controlling Agent to execute and deliver such instrument substantially in the form of Annex 2 on behalf of all Existing Debt Representatives and acknowledges and agrees that upon execution and delivery of such instrument substantially in the form of Annex 2 and such other Collateral Documents, if any, the Controlling Agent will act in its capacity as Controlling Agent for all Existing Debt Representatives and such additional Senior Class Debt Representative.
          (c) Each Authorized Representative on behalf of each Non-Controlling Secured Party represented by such Authorized Representative (and each such Non-Controlling Secured Party by its acceptance of the benefits of the Senior Debt Documents and the Note Documents) acknowledges and agrees that the Controlling Agent shall be entitled, for the benefit of the Senior Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Applicable Collateral Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Senior Obligations or Note Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Agent or any other Senior Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Senior Obligations or Note Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Senior Obligations or Note Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each Authorized Representative on behalf of each Senior Secured Party represented by such Authorized Representative (and each such Senior Secured Party by its acceptance of the benefits of the Senior Debt Documents and the Note Documents) waives any claim it may now or hereafter have against the Controlling Agent or the Authorized Representative of the Note Obligations or any other Series of Senior Obligations or any other Senior Secured Party arising out of (i) any actions which the Controlling Agent, any Authorized Representative or any Senior Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Obligations or Note Obligations from any account debtor, guarantor or any other party) in accordance with the applicable Collateral Documents or any other agreement related thereto or to the collection of the Senior Obligations or Note Obligations or the valuation, use, protection or release of any security for the Senior Obligations or Note Obligations, (ii) subject to Section 2.05, any election by any Controlling Agent, any Authorized Representative or any holders of Senior Obligations or Note Obligations, in any proceeding instituted under the Bankruptcy Code or the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, Hercules or any of its subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Agent shall not accept any Shared Collateral in full or partial satisfaction of any

Senior Obligations or Note Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Senior Obligations or Note Obligations for whom such Collateral constitutes Shared Collateral.
          (d) The Controlling Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Shared Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Controlling Agent deals with similar property for its own account. The Controlling Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Shared Collateral in its possession if such Shared Collateral is accorded treatment substantially equal to that which the Controlling Agent accords its own property. Neither the Controlling Agent, any other Senior Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Shared Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Shared Collateral upon the request of any Obligor or any other Person or to take any other action whatsoever with regard to the Shared Collateral or any part thereof. The powers conferred on the Controlling Agent and the other Senior Secured Parties hereunder are solely to protect the Controlling Agent’s and the other Senior Secured Parties’ interests in the Shared Collateral and shall not impose any duty upon the Controlling Agent or any other Senior Secured Party to exercise any such powers.
          (e) Upon the occurrence of the Senior Loan Obligations Payment Date, the Major Additional Senior Representative shall be the “Controlling Agent” for all purposes of this Agreement and, except as expressly set forth herein, the Bank Collateral Agent shall be released from all of its obligations hereunder as “Controlling Agent”.
          SECTION 4.02 Rights as a Senior Secured Party.
     The Person serving as the Controlling Agent or as an Authorized Representative hereunder shall have the same rights and powers in its capacity as a Senior Secured Party under any Series of Senior Obligations or the Note Obligations, as applicable, that it holds as any other Senior Secured Party of such Series or as any other Notes Secured Party and may exercise the same as though it were not the Controlling Agent or an Authorized Representative, as applicable, and the term “Senior Secured Party” or “Senior Secured Parties” or (as applicable) “Senior Loan Secured Party”, “Senior Loan Secured Parties”, “Notes Secured Party”, “Notes Secured Parties”, “Additional Senior Debt Party” or “Additional Senior Debt Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Agent or an Authorized Representative hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Hercules or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Agent or an Authorized Representative hereunder and without any duty to account therefor to any other Senior Secured Party.

          SECTION 4.03 Exculpatory Provisions.
          (a) Neither the Controlling Agent nor any other Authorized Representative shall have any duties or obligations except those expressly set forth herein and in the Collateral Documents in respect of the Series of Senior Obligations or Note Obligations for which it is the Authorized Representative (the “Applicable Collateral Documents”). Without limiting the generality of the foregoing, neither the Controlling Agent nor any other Authorized Representative:
(i)	shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)	shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Applicable Collateral Documents that the Controlling Agent or such other Authorized Representative is required to exercise as directed in writing by, in the case of the Controlling Agent, the Controlling Secured Parties or, in the case of such other Authorized Representative, the requisite number of holders of the applicable Series of Senior Obligations or Note Obligations, as applicable, in accordance with the Applicable Collateral Documents; provided that neither the Controlling Agent nor such other Authorized Representative shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Agent or such other Authorized Representative to liability or that is contrary to any such Applicable Collateral Documents or applicable law;

(iii)	shall, except as expressly set forth herein and in the Applicable Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Hercules, any of its Subsidiaries or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Agent or such Authorized Representative or any of its Affiliates in any capacity;

(iv)	shall be liable for any action taken or not taken by it (i) with the consent or at the request of, in the case of the Controlling Agent, the Controlling Secured Parties or, in the case of such other Authorized Representative, the requisite number of holders of the applicable Series of Senior Obligations or Note Obligations, as applicable, in accordance with the Applicable Collateral Documents or (ii) in the absence of its own gross negligence or willful misconduct (it being understood that each action taken or not taken shall be presumed to have been taken (or not taken) in the absence of gross negligence or willful misconduct unless a court of competent jurisdiction finds in a final judgment that such action taken (or not taken) constituted gross negligence or willful misconduct), (iii) in reliance on a certificate of an authorized officer of Hercules stating that such action is permitted by the terms of this Agreement, any Senior Debt Document or any Note Document, as the case may be, or (iv) in accordance with the advice of any counsel, accountants or experts as described in Section 4.04. Neither the Controlling Agent nor such other Authorized Representative shall be deemed to have knowledge of any Event of Default under any Series of Senior Obligations or the Note Obligations unless and until notice describing such Event Default is given, as applicable, (x) to the Controlling Agent by the Authorized Representative of such Senior Obligations or the Note Obligations or Hercules or (y) to such other Authorized Representative by Hercules; and
(v)	shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Collateral Document or any Senior Debt Document or Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default under any Senior Debt Document or Note Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Collateral Document, any Senior Debt Document, any Note Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral for any Series of Senior Obligations or the Note Obligations, or (vi) the satisfaction of any condition set forth in any Senior Debt Document or Note Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Agent.
          SECTION 4.04 Reliance by the Controlling Agent and the Authorized Representatives.
          Each of the Controlling Agent and each Authorized Representatives shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Controlling Agent and each Authorized Representative also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each of the Controlling Agent and Authorized Representative may consult with legal counsel (who may be counsel for Hercules), independent accountants and other experts selected by it, and neither the Controlling Agent nor any Authorized Representative shall be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          SECTION 4.05 Delegation of Duties.
          The Controlling Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Applicable Collateral Document by or through any one or more sub-agents appointed by the Controlling Agent or other Persons acting on behalf or for the benefit of the Controlling Agent in respect of any Shared Collateral under the Collateral Documents to which it is a party (including, without limitation, Wilmington Trust Company, as mortgage trustee, with respect to Ship Mortgages). The Controlling Agent and any such sub-agent or such Person may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent or Person and to the Affiliates of the Controlling Agent and any such sub-agent or Person. If any sub-agent appointed by the Controlling Agent has possession or control of any Possessory Collateral, the Controlling Agent shall cause the sub-agent to acknowledge in writing that it holds such Possessory Collateral for the benefit of the Senior Secured Parties.
          SECTION 4.06 Non-Reliance on Controlling Agent and other Senior Secured Parties.
          Each Authorized Representative of the Note Obligations and each Series of Additional Senior Debt and each Notes Secured Party and Additional Senior Debt Party acknowledges that it has, independently and without reliance upon the Controlling Agent, any Authorized Representative or any other Senior Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, the Note Documents and the other Senior Debt Documents. Each such Person also acknowledges that it will, independently and without reliance upon the Controlling Agent, any Authorized Representative or any other Senior Secured Party or any of their Affiliates and based on documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any Note Document, any other Senior Debt Document or any related agreement or any document furnished hereunder or thereunder.
          SECTION 4.07 Collateral and Guaranty Matters.
          Each Authorized Representative on behalf of each Senior Secured Party represented by such Authorized Representative (and each such Senior Secured Party by its acceptance of the benefits of the Senior Debt Documents and Note Documents) irrevocably authorizes the Controlling Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the such Senior Secured Party (or its Authorized Representative) under any Collateral Document governing the Series of Senior Obligations of such Senior Secured Party or the Note Obligations in accordance with Section 2.04 or upon receipt of a written request from Hercules stating that the release of such Lien is permitted by the terms of each then extant Senior Debt Document and Note Document.
          SECTION 4.08 Resignation of Bank Collateral Agent.
          Each of the Senior Secured Parties acknowledges that the Bank Collateral Agent may resign as collateral agent under the Senior Credit Agreement, in which event a successor collateral agent may be appointed under the Senior Credit Agreement; provided that if no such successor shall have been so appointed under the terms thereof, then such resignation may nonetheless become effective and the retiring Bank Collateral Agent shall be discharged from its duties and obligations thereunder, under the Senior Loan Documents and under this Agreement

(except that in the case of any collateral security held by the retiring Bank Collateral Agent, the retiring Bank Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor collateral agent is appointed). Upon the acceptance of a successor’s appointment as collateral agent under the Senior Credit Agreement, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Bank Collateral Agent, and the retiring Bank Collateral Agent shall be discharged from all of its duties and obligations under the Senior Credit Agreement, under the Senior Loan Documents and under this Agreement (if not already discharged therefrom as provided above in this paragraph).
ARTICLE V
Miscellaneous
          SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
          (a) if to the Bank Collateral Agent, to it at UBS AG, Stamford Branch, 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: Omar Musule, Telecopy No.: (203) 719-4176, Email: DL-UBSAgency@ubs.com;
          (b) if to the Notes Collateral Agent, to it at U.S. Bank National Association, 5555 San Felipe, Suite 1150, Houston, Texas 77056, Attention of Corporate Trust Services, Telecopy No. (713) 235-9213;
          (c) if to any other Senior Representative, to it at the address set forth in the applicable Joinder Agreement.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Controlling Agent and each other Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
          SECTION 5.02 Waivers; Amendment; Joinder Agreements.
          (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by the Controlling Agent and each other Authorized Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires Hercules’ consent or which increases the obligations or reduces the rights of Hercules or any Subsidiary Guarantor, with the consent of Hercules). Each Obligor acknowledges and agrees that, pursuant to Section 8.01 of the Indenture (as in effect on the date of this Agreement), the Notes Collateral Agent may (without the consent of any Notes Secured Party) enter into amendments or supplements to this Agreement to cure any ambiguity, defect or inconsistency.
          (c) Notwithstanding the foregoing, without the consent of any Senior Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.12 and upon such execution and delivery, such Authorized Representative and the Additional Senior Debt Parties and Additional Senior Debt Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other Collateral Documents applicable thereto; provided that, the Controlling Agent shall be reasonably satisfied that the terms of any Series of Additional Senior Debt are not inconsistent with the terms of the Senior Credit Agreement and, unless a Collateral Suspension is in effect with respect to the Note Obligations, the Indenture.
          (d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or Senior Secured Party, the Controlling Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Senior Debt in compliance with the Senior Debt Documents and the Note Documents.
          SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Senior Secured Parties, all of whom are intended to be bound by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person (other than the Authorized Representatives, the beneficiaries of indemnification obligations of the Obligors under this Agreement, the Note Documents and the Senior Debt Documents, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Senior Secured Parties (or Series of Senior Secured Parties or Notes Secured Parties)) any rights, remedies, obligations or liabilities under or by reason of this Agreement.
          SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
          SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
          SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 5.07 Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          SECTION 5.08 Submission To Jurisdiction Waivers; Consent to Service of Process. The Controlling Agent and each other Authorized Representative irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America in the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;
          (d) agrees that nothing herein shall affect the right of any other party hereto (or any Senior Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Senior Secured Party) to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.
          SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 5.11 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Secured Parties in relation to one another. None of Hercules, any Subsidiary Guarantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of any Additional Senior Debt Facilities or Note Document), and none of Hercules or any Subsidiary Guarantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09, 5.11 and 5.12). Nothing in this Agreement is intended to or shall impair the obligations of Hercules or any Subsidiary Guarantor, which are absolute and unconditional, to pay the Senior Obligations and the Note Obligations as and when the same shall become due and payable in accordance with their terms.
          SECTION 5.12 Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the Senior Debt Documents and the Note Documents, Hercules may incur or issue and sell one or more series or classes of Senior Facilities. Any such additional class or series of Additional Senior Debt (the “Senior Class Debt”) may be secured by the Senior Lien and may be Guaranteed by the Subsidiary Guarantors on a senior basis, in each case under and pursuant to the Collateral Documents, if and subject to the condition that the Authorized Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v) of the immediately succeeding paragraph.
          In order for a Senior Class Debt Representative to become a party to this Agreement,
(i)	such Senior Class Debt Representative, the Controlling Agent, Hercules and each Subsidiary Guarantor shall have executed and delivered an instrument substantially in the form of Annex 2 (with such changes as may be approved by the Controlling Agent and such Senior Class Representative) pursuant to which such Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Authorized Representative and the related Senior Class Debt Parties become subject hereto and bound hereby;
(ii)	Hercules shall have delivered to the Controlling Agent true and complete copies of each of the Senior Debt Documents relating to such Senior Class Debt, certified as being true and correct by a Financial Officer of Hercules;

(iii)	all filings, recordations and/or amendments or supplements to the Collateral Documents necessary or desirable in the reasonable judgment of the Controlling Agent to confirm and perfect the Senior Liens securing the relevant Senior Obligations relating to such Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Controlling Agent), and all fees and taxes in connection therewith shall have been paid;

(iv)	the Senior Debt Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Controlling Agent, that (x) each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt and (y) in the event of any conflict between the terms of such Senior Debt Documents and this Agreement, the terms of this Agreement shall control; and

(v)	the Controlling Agent shall have received such opinions of outside counsel to Hercules and such Senior Class Debt Representative as any of them may request and such other documents relating to the matters referred to in clauses (i), (ii) and (iii) as any of them may reasonably request, and such opinions and other documents shall be reasonably satisfactory in form and substance to the Controlling Agent.
          SECTION 5.13 Integration. This Agreement together with the other Senior Debt Documents and the Note Documents, including the Collateral Documents, represents the agreement of each of Hercules, the Subsidiary Guarantors and the Senior Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by Hercules, any Subsidiary Guarantor, the Controlling Agent, any Authorized Representative or any other Senior Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Senior Debt Documents, the Note Documents or the Collateral Documents.
          SECTION 5.14 Rights of Authorized Representatives. Any trustee or other Authorized Representative under any Additional Senior Debt Facility that becomes a party hereto shall have all the rights, privileges, protections, immunities, benefits and indemnities granted to it under the applicable indenture or other agreement that constitutes such Additional

Senior Debt Facility as if such rights, privileges, protections, immunities, benefits and indemnities were set forth herein in full.
          SECTION 5.15 Payment of Expenses; Indemnification. The Obligors agree to pay (i) all reasonable out-of-pocket expenses incurred by the Controlling Agent and its Affiliates (including the reasonable fees, charges and disbursements of outside counsel for the Controlling Agent) with respect to the preparation, negotiation, execution, delivery and administration of this Agreement, the other Senior Debt Documents or the Note Documents or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (including any proposed amendment, amendment and restatement, modification or waiver), (ii) all out-of-pocket expenses incurred by the Controlling Agent (including the fees, charges and disbursements of any counsel for the Controlling Agent), in connection with the enforcement or protection of its rights in connection with this Agreement, the other Senior Debt Documents and the Note Documents, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Senior Obligations and (iii) all documentary and similar taxes and charges in respect of this Agreement, the other Senior Debt Documents and the Note Documents. The Obligors shall indemnify the Controlling Agent (and any sub-agent thereof) and each Related Party of the Controlling Agent (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Hercules or any other Obligor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Senior Debt Document or any Note Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Obligor at any time, or any Environmental Claim related in any way to any Obligor, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Hercules or any other Obligor, and regardless of whether any Indemnitee is a party thereto, (iv) any Environmental Law applicable to Hercules or any Subsidiary or any of their properties, including without limitation, the presence, generation, storage, release, threatened release, use, transport, disposal, arrangement of disposal or treatment of oil, oil and gas wastes, solid wastes or hazardous substances on any of their properties, (v) the breach or non-compliance by Hercules or any Subsidiary of Hercules with any Environmental Law applicable to Hercules or any Subsidiary of Hercules, (vi) the past ownership by Hercules or any Subsidiary of Hercules of any of their properties or past activity on any of their properties which, though lawful and fully permissible at the time, could result in present liability, (vii) the presence, use, release, storage, treatment, disposal, generation, threatened release, transport, arrangement for transport or arrangement for disposal of oil, oil and gas wastes, solid wastes or hazardous substances on or at any of the properties owned or operated by Hercules or any Subsidiary of Hercules or any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Hercules or any of its Subsidiaries, (viii) any liability pursuant to Environmental Laws or costs of Response related in any way to Hercules or any of its Subsidiaries or (ix) any other environmental, health or safety condition in connection with this Agreement, the other Senior Debt Documents or the Note Documents; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct of such Indemnitee. For the avoidance of doubt, each Indemnitee shall be deemed a third party beneficiary of this Agreement. The agreements in this Section 5.15 shall survive repayment of the Senior Loan Obligations, the Note Obligations, the Additional Senior Debt Obligations and all other amounts payable hereunder and under the Note Documents and the other Senior Debt Documents and the removal or resignation of the Controlling Agent. All obligations of the Obligors set forth in or arising under this Agreement will be Senior Obligations and are secured by all Liens granted by the Collateral Documents.
          SECTION 5.16 Termination. (a) Subject to clause (b) below (which clause (b) shall survive the termination of this Agreement), this Agreement shall terminate upon the occurrence of any of the following:
(i)	the payment in full in cash of all Senior Obligations (including all Senior Loan Obligations); or

(ii)	(x) the payment in full in cash of all Note Obligations or a Collateral Suspension is in effect with respect to the Note Obligations, and (y) only one Series of Senior Obligations remains outstanding at such time or only one Series of Senior Obligations is secured by a Senior Lien at such time; or

(iii)	each of the Authorized Representatives party to this Agreement shall have agreed to terminate this Agreement in writing.
          (b) Notwithstanding any termination of this Agreement pursuant to clause (ii) of Section 5.16(a) as a result of the effectiveness of a Collateral Suspension in respect of the Note Obligations, in the event that (i) such Collateral Suspension ceases to be in effect and (ii) the Senior Loan Obligations Payment Date has not occurred, each Authorized Representative, to the extent such Authorized Representative represents the Note Obligations or a Series of Senior Obligations that is secured by a Senior Lien at such time, shall (to the extent permitted under the Note Documents or Senior Debt Documents, as applicable) within 30 days after such Collateral Suspension ceases to be in effect, enter into an intercreditor agreement having terms substantially similar to those set forth in this Agreement (as in effect immediately prior to such termination of this Agreement) with such modifications as such Authorized Representatives shall agree (in good faith) are responsive to the adoption or taking into effect of any law (including case law), treaty, order, policy, rule or regulation, or any change in the interpretation thereof, in each case, occurring after such termination of this Agreement. If such Authorized Representatives are not able to agree upon modifications to the form of intercreditor agreement contemplated by the preceding sentence within such 30-day period, then the Authorized Representatives shall enter into an intercreditor agreement having terms substantially similar to those set forth in this Agreement (as in effect immediately prior to such termination of this Agreement) but without any such modifications. Hercules agrees to provide written notice to each Authorized Representative party to this Agreement prior to such termination not later than five (5) days after such Collateral Suspension ceases to be in effect, which notice shall refer to this Section 5.16(b) and request that such Authorized Representatives enter into an intercreditor agreement as set forth in this Section 5.16(b).
[Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HERCULES OFFSHORE, INC.
By:	/s/ James W. Noe
	Name:	James W. Noe
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

CLIFFS DRILLING COMPANY
CLIFFS DRILLING TRINIDAD L.L.C.
HERCULES DRILLING COMPANY, LLC
HERCULES OFFSHORE LIFTBOAT COMPANY LLC
THE HERCULES OFFSHORE DRILLING COMPANY LLC
THE OFFSHORE DRILLING COMPANY
THE ONSHORE DRILLING COMPANY
TODCO AMERICAS INC.
TODCO INTERNATIONAL INC.
TODCO MANAGEMENT SERVICES, INC.
TODCO MEXICO INC.

By:	/s/ James W. Noe
	Name:	James W. Noe
	Title:	Vice President and Secretary

HERCULES LIFTBOAT COMPANY, LLC HERCULES OFFSHORE SERVICES LLC
By:	/s/ James W. Noe
	Name:	James W. Noe
	Title:	Secretary

HERCULES OFFSHORE HOLDINGS, LTD. HERCULES OFFSHORE MIDDLE EAST, LTD.
By:	/s/ Don P. Rodney
	Name:	Don P. Rodney
	Title:	President

DELTA TOWING HOLDINGS, LLC DELTA TOWING, LLC
By:	/s/ James W. Noe
	Name:	James W. Noe
	Title:	Vice President and Secretary

UBS AG, STAMFORD BRANCH, as Bank Collateral Agent
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent
By:	/s/ Steven A. Finklea
	Name:	Steven A. Finklea, CCTS
	Title:	Vice President

Annex 1 to the
Intercreditor Agreement
SUBSIDIARY GUARANTORS

1.	Hercules Drilling Company, LLC
2.	Hercules Liftboat Company, LLC
3.	Hercules Offshore Services LLC
4.	THE Offshore Drilling Company
5.	TODCO Mexico Inc.
6.	TODCO Management Services, Inc.
7.	Cliffs Drilling Company
8.	TODCO Americas Inc.
9.	TODCO International Inc.
10.	Cliffs Drilling Trinidad L.L.C.
11.	Delta Towing Holdings, LLC
12.	Delta Towing, LLC
13.	THE Onshore Drilling Company
14.	THE Hercules Offshore Drilling Company LLC
15.	Hercules Offshore Holdings Ltd.
16.	Hercules Offshore Middle East Ltd.
17.	Hercules Offshore Liftboat Company LLC

Annex 2 to the
Intercreditor Agreement
     REPRESENTATIVE SUPPLEMENT NO. dated as of      , to the INTERCREDITOR AGREEMENT dated as of October 20, 2009 (as amended, restated or otherwise modified from time to time, the “Intercreditor Agreement”), among HERCULES OFFSHORE, INC., a Delaware corporation (“Hercules”), each Subsidiary of Hercules from time to time party thereto, UBS AG, STAMFORD BRANCH (“UBS”), as Controlling Agent for the Senior Secured Parties (in such capacity, the “Controlling Agent”), UBS, as Authorized Representative for the Senior Loan Secured Parties (in such capacity, the “Bank Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent for the Notes Secured Parties, and the additional Senior Representatives from time to time a party thereto.
          A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
          B. As a condition to the ability of Hercules to issue Additional Senior Debt and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Subsidiary Guarantors on a senior basis, in each case under and pursuant to the Collateral Documents applicable to such Senior Class Debt, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 5.12 of the Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 5.12 of the Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Debt Documents.
          Accordingly, the Controlling Agent and the New Representative agree as follows:
          SECTION 1. In accordance with Section 5.12 of the Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Senior Representative and Authorized Representative in respect of such Senior Class Debt and to the Senior Class Debt Parties that it represents as Additional Senior Debt Parties. Each reference to a “Senior Representative” or “Authorized Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.
          The New Representative hereby irrevocably (i) appoints the [Bank Collateral Agent] as Controlling Agent for purposes of the Intercreditor Agreement and the other Collateral Documents, (ii) authorizes the Controlling Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Agent in the Collateral Documents, together with such actions and powers as are reasonably incidental thereto, and (iii) agrees to take (or cause to be taken) such actions and not take (or cause to be taken) such actions as the Controlling Agent may instruct with respect to the Shared Collateral in accordance with, and subject to, the Intercreditor Agreement. The New Representative hereby acknowledges and agrees that the Controlling Agent in its capacity as such shall be acting on its behalf and on behalf of all other Senior Secured Parties with respect to the Shared Collateral as set forth in the Intercreditor Agreement.
          SECTION 2. The New Representative represents and warrants to the Controlling Agent and the other Senior Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Additional Senior Debt Parties.
          SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Controlling Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.
          SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
          SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

          By acknowledging and agreeing to this Representative Supplement, each of Hercules and the Subsidiary Guarantors party hereto hereby reaffirms the security interests granted pursuant to each of the Collateral Documents to which it is a party to secure the Senior Obligations.

          IN WITNESS WHEREOF, the New Representative and the Controlling Agent have duly executed this Representative Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],
By
Name:
	Title:	Authorized Signatory

Address for notices:

attention of:

Telecopy:

Acknowledged by: [UBS AG, STAMFORD BRANCH], as Bank Collateral Agent and as Controlling Agent,
By
Name:
Title:

THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE 1 HERETO,
By
Name:
Title:

Annex 2 to the
Intercreditor Agreement
Subsidiary Guarantors